UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             September 12, 2007

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3164	Alabama Power Company (An Alabama Corporation) 600 North 18th Street Birmingham, Alabama 35291 (205) 257-1000	63-0004250

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 18, 2007, Alabama Power Company (the “Company”) filed Articles of Amendment to the Articles of Incorporation of the Company (the “Amendment”). The Amendment sets forth the rights and preferences of the Company’s 6.45% Series Preference Stock, Non-Cumulative, Par Value $1 Per Share (Stated Capital $25 Per Share) (the “Preference Stock”).

Item 8.01.	Other Events.

On September 12, 2007, the Company entered into an Underwriting Agreement covering the issue and sale by the Company of 6,000,000 shares of the Preference Stock. The Preference Stock was registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration Nos. 333-126348, 333-126348-01, 333-126348-02 and 333-126348-03) of the Company.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits.

1.3

Underwriting Agreement, dated September 12, 2007 relating to the Preference Stock among the Company and J.P. Morgan Securities Inc. and Lehman Brothers Inc., as representatives of the several Underwriters named in Schedule I to the Underwriting Agreement.

4.5	Articles of Amendment to the Articles of Incorporation of the Company dated September 18, 2007.

5.1	Opinion of Balch & Bingham LLP relating to the Preference Stock.

12.1	Computation of ratio of earnings to fixed charges.

12.2	Computation of ratio of earnings to fixed charges plus preferred and preference dividend requirements (pre-income tax basis).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2007	ALABAMA POWER COMPANY
By /s/Wayne Boston Wayne Boston Assistant Secretary